EXHIBIT A

to Shareholder Services Plan of

Mutual Fund and Variable Insurance Trust

Amended June 24, 2019

Fund Name	Share Class
Rational Dividend Capture Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Tactical Return Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Brands Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Strategic Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Iron Horse Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Select Asset Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/NuWave Enhanced Market Opportunity Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Trend Aggregation VA Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Insider Buying VA Fund	Class A Shares, Class C Shares, Institutional Shares
Trend Aggregation Dividend and Income Fund	Class A Shares, Class C Shares, Institutional Shares
Trend Aggregation Growth Fund	Class A Shares, Class C Shares, Institutional Shares
Context Insurance Linked Income Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Special Situations Income Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/Pier 88 Convertible Securities Fund	Class A Shares, Class C Shares, Institutional Shares

Witness the due execution hereof this 19th day of November, 2019.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: __/s/ Jerry Szilagyi ______________________

Name: Jerry Szilagyi

Title: President